                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              BOCA RESEARCH, INC.
                (Name of Registrant as Specified In Its Charter)

                              BOCA RESEARCH, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              BOCA RESEARCH, INC.
                             1377 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997

To the Shareholders of
  Boca Research, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Boca Research, Inc. will be held on Thursday, May 22, 1997, at 9:00 a.m., Local Time, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida, for the following purposes:

     1. To elect six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders as more fully described in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on April 7, 1997 has been fixed by the Board of Directors as the record date for the determination of the Shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders are requested to date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                            By Order of the Board of Directors,

                                            [Robert W. Federspiel Signature]

                                            Robert W. Federspiel, Secretary

April 21, 1997

                              BOCA RESEARCH, INC.
                             1377 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 21, 1997

To the Shareholders of
  Boca Research, Inc.:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Research, Inc. (the "Company") from the holders of the Company's Common Stock to be used at the Annual Meeting of Shareholders and at any adjournments thereof. This meeting will be held at 9:00 a.m., Local Time, on Thursday, May 22, 1997, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida. Light refreshments will be served at 8:30 a.m.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the shareholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     The approximate date on which this proxy has been first mailed to Shareholders is April 21, 1997.

     Shares of Common Stock, par value $.01 per share (the "Common Stock"), are the only outstanding voting securities of the Company.

     The Board of Directors in accordance with the By-Laws has fixed the close of business on April 7, 1997, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of the Shareholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 8,713,228 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of Boston EquiServe, the Company's transfer agent for the Common Stock, who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 (i) by each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, the Chief Executive Officer and the five other most highly compensated executive officers of the Company who beneficially held shares of the Company's Common Stock as of such date and (iii) by all executive officers and directors of the Company as a group. Except as otherwise noted, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.

                                                               AMOUNT AND NATURE
                      NAME AND ADDRESS                           OF BENEFICIAL          PERCENT
                     OF BENEFICIAL OWNER                           OWNERSHIP            OF CLASS
                     -------------------                       -----------------        --------
Heartland Advisors Inc.(1)...................................       768,050               8.8%
  790 North Milwaukee Street
  Milwaukee, WI 53202

Anthony F. Zalenski(2).......................................       241,385               2.7

Lawrence F. Steffann(3)......................................         2,603                *

R. Michael Brewer(4).........................................        37,957                *

Charles R. Kenmore(5)........................................        51,991

Michael A. Reale(6)..........................................        45,923                *

Chris Buffum(7)..............................................        30,552                *

Robert W. Ferguson(8)........................................        80,110                *

George Gan Chee Wai(9).......................................         3,333                *

Patrick J. Keenan(10)........................................        33,333                *

Joseph M. O'Donnell..........................................         1,000                *

W. James Price(11)...........................................       120,000               1.4

E. Roe Stamps, IV(12)........................................        54,236                *

All directors and executive officers as a group (13
  persons)(13)...............................................       782,412               8.3

---------------
* Less than 1%

 (1) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997.

 (2) Includes 216,666 shares which Mr. Zalenski has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (3) Represents 500 shares which are held by Mr. Steffann's children and 2,103 shares which are held for the benefit of Mr. Steffann's children under the Uniform Gift to Minors Act.

 (4) Includes 37,134 shares which Mr. Brewer has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (5) Includes 46,525 shares which Mr. Kenmore has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (6) Includes 44,829 shares which Mr. Reale has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (7) Includes 26,281 shares which Mr. Buffum has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (8) Includes 12,000 shares of Common Stock owned by a trust for the benefit of Mr. Ferguson and 15,000 shares of Common Stock which Mr. Ferguson has the right to acquire within sixty days pursuant to the Company's 1992 Non-Employee Director Stock Option Plan and 1996 Non-Employee Director Stock Option Plan.

 (9) Includes 3,333 shares which Mr. Gan has the right to acquire within sixty days pursuant to the 1992 Non-Employee Director Stock Option Plan.

(10) Includes 30,000 shares of Common Stock owned by Keewhit Investments Ltd., of which Mr. Keenan is a shareholder and the Chairman, President and Chief Executive Officer. Mr. Keenan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 3,333 shares of Common Stock which Mr. Keenan has the right to acquire within sixty days pursuant to the Company's 1992 Non-Employee Director Stock Option Plan.

(11) Represents 90,000 shares of Common Stock owned by various trusts for the benefit of Mr. Price, 25,000 shares of Common Stock owned by a trust for the benefit of Mr. Price's wife and 5,000 shares of Common Stock which Mr. Price has the right to acquire within sixty days pursuant to the Company's 1996 Non-Employee Director Stock Option Plan.

(12) Includes 5,000 shares of Common Stock which Mr. Stamps has the right to acquire within sixty days pursuant to the Company's 1996 Non-Employee Director Stock Option Plan.

(13) Includes 483,090 shares which certain individuals have the right to acquire within sixty days pursuant to the Company's Non-Qualified Stock Option Plan, 1992 Stock Option Plan, 1992 Non-Employee Director Stock Option Plan and 1996 Non-Employee Director Stock Option Plan.

                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at six for the coming year. At the Annual Meeting of Shareholders, the directors will be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Robert W. Ferguson, George Gan Chee Wai, Patrick J. Keenan, Joseph M. O'Donnell, W. James Price and Anthony F. Zalenski, presently serving as directors, have been nominated for re-election to a term of office expiring at the next Annual Meeting of Shareholders, and each has consented to serve if elected. If any nominee is unable to serve, proxies will be voted for such other candidate as may be nominated by the Board of Directors. Mr. E. Roe Stamps, IV, a current director of the Company, has determined to not stand for reelection at the Annual Meeting and, accordingly, Mr. Stamps' term as a director will expire at the Annual Meeting.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

NOMINEES

     The nominees for election as directors, their ages, their positions with the Company, the period during which they have served as directors and their principal occupations and other directorships held by them are set forth below.

     Robert W. Ferguson, 74 years old, has been a director of the Company since 1993. Mr. Ferguson has been President of Robert W. Ferguson and Associates, a consulting and investment firm, since its formation in 1986. Prior thereto, Mr. Ferguson held senior management positions with AT&T.

     George Gan Chee Wai, 39 years old, has been a director of the Company since February 1996. Mr. Gan has served as President of MBf Technology Group, a Malaysian technology company, since 1991. Mr. Gan is also Director of Business Development of MBf Group, the parent corporation of MBf Technology Group. Mr.

Gan is the founder of Hitechniaga Sdn Bhd, a packager of personal computers and peripherals, which was acquired by the MBf Group in 1987.

     Patrick J. Keenan, 65 years old, has been a director of the Company since February 1996. Mr. Keenan has been Chairman and Chief Executive Officer of Keewhit Investments Limited, an international investment holding company, since 1975. Mr. Keenan is a director of a number of privately held corporations.

     Joseph M. O'Donnell, 50 years old, has been a director of the Company since September 1996. Mr. O'Donnell has been Chairman since February 1997 and Chief Executive Officer and President since July 1994 of Computer Products, Inc., a distributor of computer products. From March 1994 to June 1994 and from October 1992 to September 1993, Mr. O'Donnell was Managing Director of O'Donnell Associates, a consulting firm. From October 1993 to February 1994, Mr. O'Donnell served as Chief Executive Officer of Savin Corporation, an office products distributor and, from June 1990 to September 1992, Mr. O'Donnell served as President and Chief Executive Officer of Go/Dan Industries, a manufacturer of automotive parts. Mr. O'Donnell is also a Director of V-Band Corporation, a manufacturer of computer systems.

     W. James Price, 72 years old, has been a director of the Company since 1993. Mr. Price served as Chairman of the Alex. Brown Cash Reserve Fund from 1981 to 1996. Mr. Price was a Managing Director of Alex. Brown & Sons Asset Management Division until 1990. Mr. Price is currently a Managing Director Emeritus and Senior Advisor to Alex. Brown Capital Advisory & Trust.

     Anthony F. Zalenski, 53 years old, is the Company's President and Chief Executive Officer and has served in that capacity since September 1994. Mr. Zalenski served as Corporate Vice President, Worldwide Sales and Marketing, Information Systems Group of Motorola UDS from 1988 through 1993, and as Executive Vice President and Chief Operating Officer of Motorola UDS prior to joining the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

BOARD MEETINGS

     The Company's Board of Directors met eight times and acted by unanimous consent one time during the year ended December 31, 1996. Each director of the Company (other than Mr. Gan) attended at least 75% of the aggregate of all board meetings and meetings of committees on which he served.

COMMITTEES

     The Company's Board of Directors has established an Audit Committee and Compensation Committee.

     The functions of the Audit Committee include reviewing the Company's accounting policies, practices and controls and the results of the annual audits of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. The members of the Audit Committee during 1996 were Messrs. Ferguson, Keenan and Stamps.

     The functions of the Compensation Committee include reviewing and approving the Company's compensation and benefit policies and administering the Company's stock option and purchase plans. The members of the Compensation Committee during 1996 were Messrs. O'Donnell, Price and Stamps.

                              CERTAIN TRANSACTIONS

     In September 1995, the Company acquired approximately 50% of the Common Stock of MBf/Boca Asia Pacific Sdn Bhd, a joint venture in Malaysia which will primarily distribute the Company's products in the Pacific Rim. The purchase price for the Common Stock was $375,000, of which $100,000 was paid in January 1996 and $275,000 was paid in March 1996. In 1996, sales to the joint venture were approximately $4,423,000 and the accounts receivable balance due to the Company at December 31, 1996 was $410,578. George Gan Chee Wai, a director of the Company, is President of MBf Technology Group which owns, through a subsidiary, 50% of the Common Stock in the joint venture.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation earned or paid for services rendered during each of 1994, 1995 and 1996 to the Company's Chief Executive Officer during the year ended December 31, 1996 and the Company's five most highly compensated executive officers (other than the Chief Executive Officer) who served in such capacities on December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                        ANNUAL                                      COMPENSATION
                                                     COMPENSATION              OTHER          --------------------------
NAME AND                                         ---------------------         ANNUAL         OPTIONS/       ALL OTHER
PRINCIPAL POSITION                      YEAR      SALARY       BONUS        COMPENSATION      SARS(1)       COMPENSATION
------------------                      ----     --------     --------      ------------      --------      ------------
Anthony F. Zalenski                     1996     $354,862        --             --              50,000       $  3,750(3)
  President and CEO                     1995      222,178     $220,000          --               --           118,705(4)
  since 9/14/94                         1994       51,924       28,846          --             250,000         14,176(4)

Lawrence F. Steffann                    1996      128,621        --             --              15,076          3,211(3)
  Chief Operating Officer(2)            1995      122,325      114,000       $428,776(5)        33,000          3,000(3)
                                        1994      102,524       21,500          --              30,000          2,583(3)

R. Michael Brewer                       1996      127,293        --            59,510(5)        14,134          3,106(3)
  Senior Vice President of Finance      1995      115,183      112,172        260,098(5)        15,000          2,952(3)
  since 1/12/94                         1994       82,259       15,500                          35,000

Chris Buffum                            1996      143,397        --            53,561(5)        46,281          3,611(3)
  Senior Vice President of              1995      182,148        --             --               --             4,580(3)
  OEM Worldwide Sales                   1994      151,047        --             --              10,000          2,302(3)

Charles R. Kenmore                      1996      203,005        --             --              13,192          3,750(3)
  Senior Vice President of              1995      175,229       33,875          --              50,000          4,252(3)
  International since 1/12/95

Michael Reale                           1996      129,743        --             --              11,496          2,571(3)
  Senior Vice President of              1995      102,245      116,152          --              50,000         11,827(3)(4)
  Manufacturing since 1/23/95

---------------
(1) Represents shares of Common Stock issuable upon exercise of options granted to the named executive officer under the Company's 1992 Stock Option Plan.

(2) Mr. Steffann resigned his position as Chief Operating Officer of the Company on January 10, 1997.

(3) Reflects cash compensation contributed by the Company pursuant to its 401(k) Plan on behalf of the named executive officer.

(4) Reflects non-qualified moving expenses reimbursed by the Company to Mr. Zalenski and Mr. Reale.

(5) Represents other compensation resulting from the exercise of options under the Company's Non-Qualified Stock Option Plan and 1992 Stock Option Plan.

GRANTS OF STOCK OPTIONS

     The following table shows with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table information with respect to options granted under the Company's Stock Option Plans during 1996. In April 1997, the Company offered the holders of options to purchase an aggregate of 465,689 shares (including Messrs. Zalenski, Brewer, Buffum, Kenmore and Reale) the opportunity to exchange such options for options to purchase a fewer number of shares (314,486 in the aggregate) at an exercise price of $6.75 per share which vest in three annual installments, commencing in April 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        % OF
                                                        TOTAL                                     POTENTIAL REALIZED
                                                       OPTIONS                                    VALUE AT ASSUMED
                                                       GRANTED                                   RATES OF STOCK PRICE
                                                         TO                                        APPRECIATION FOR
                                                      EMPLOYEES                                     OPTION TERM(2)
                                            OPTIONS   IN FISCAL    EXERCISE    EXPIRATION       ----------------------
       NAME                                 GRANTED     YEAR       PRICE(1)       DATE             5%          10%
       ----                                 -------   ---------    --------   -----------       --------    ----------
Anthony F. Zalenski.......................  50,000       11%        $19.50      2/06/06         $613,000    $1,554,000
Lawrence F. Steffann......................  15,076        3%         19.50      2/06/06          184,832       468,562
R. Michael Brewer.........................  14,134        3%         19.50      2/06/06          173,283       439,285
Chris Buffum..............................  46,281       10%         19.50      2/06/96          567,405     1,438,413
Charles Kenmore...........................  13,192        2%         19.50      2/06/06          161,734       410,007
Michael Reale.............................  11,496        2%         19.50      2/06/06          141,947       357,296

---------------
(1) The exercise price of the option represented the fair market value of the Common Stock on the date of grant. The options become exercisable in one year from the date of grant, except that options to purchase 40,000 shares granted to Mr. Buffum become exercisable in three equal installments over three years from the date of grant.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

STOCK OPTION EXERCISES AND FISCAL YEAR END STOCK OPTION VALUES

     The following table shows with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table
(i) the number of shares of Common Stock underlying options exercised during 1996, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and unexercisable options held on December 31, 1996, and (iv) the aggregate dollar value of in-the-money options on December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                 SHARES                         NUMBER OF               VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE        UNEXERCISED OPTIONS          IN-THE MONEY OPTIONS
     NAME                       EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
     ----                      -----------   --------   -------------------------   ----------------------------
Anthony F. Zalenski..........       --          --           166,666/133,333              $812,497/406,248
Lawrence F. Steffann(2)......       --          --            43,167/ 49,242                96,206/ 65,104
R. Michael Brewer............      4,000      59,610          27,133/ 20,001                35,830/ 42,080
Chris Buffum.................      3,334      53,561           3,333/ 49,614                10,832/      0
Charles R. Kenmore...........       --           --           16,667/ 33,333                14,586/ 29,164
Michael Reale................       --           --           16,667/ 33,333                14,586/      0

---------------

(1) This represents the excess of the fair market value of the Company's Common Stock of $10.375 per share as of December 31, 1996 over the exercise price of the options.

(2) Mr. Steffann resigned his position as Chief Operating Officer of the Company on January 10, 1997 and consequently all of the unexercisable options granted to him have been terminated pursuant to the terms of the Company's stock option plans.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company receive an annual fee of $5,000 and $1,000 for each board or committee meeting attended, except that such persons receive $500 for attendance at each committee meeting held on the same day as a board meeting and for participation in each meeting by telephone. The Chairman of the Board of Directors also receives an annual fee of $5,000. The Chairmen of the Audit Committee and Compensation Committee also receive an annual fee of $2,000. The directors are entitled to reimbursement of out-of-pocket expenses incurred in connection with attending board or committee meetings. Each non-employee director is also eligible to be granted options to purchase 15,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan. The options vest in three equal annual installments, commencing on the first anniversary of the date of grant.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL AGREEMENTS

     The Company has entered into an Employment Agreement with Anthony F. Zalenski, which provides that for consecutive one-year terms unless terminated upon 60 days' prior notice by either the Company or Mr. Zalenski, Mr. Zalenski will serve as President and Chief Executive Officer of the Company for an annual base salary of $235,000, which was increased by the Company to $354,862 for 1996. During each one-year term, Mr. Zalenski will be entitled to be paid an incentive bonus equal to a percentage of the annual base salary then in effect, subject to achieving such financial targets as the Company's Compensation Committee of the Board of Directors may determine. In the event that Mr. Zalenski's employment is terminated without cause, Mr. Zalenski is entitled to receive severance pay equal to one year's salary plus bonus and fifty percent of his unvested stock options will immediately vest and become exercisable. In the event of a change of control of the Company, the Compensation Committee of the Board of Directors is required to make appropriate provisions for the continuation of the stock options held by Mr. Zalenski (to the extent such options are not exercisable) by substituting on an equitable basis options to purchase similar securities of the entity acquiring or succeeding to the rights of the Company in such change of control.

     The Company has entered into letter agreements with Charles Kenmore and Michael Reale which provide that if the employment of such individual is terminated without cause, such individual is entitled to receive severance pay equal to one year's salary and, in the case of Mr. Kenmore, all of his unvested stock options will immediately vest and become exercisable. The letter agreements further provide that in the event of a change of control of the Company, the unvested portion of the options to purchase 50,000 shares of Common Stock previously granted to each Mr. Kenmore and Mr. Reale will immediately vest and become exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during 1996 were Messrs. O'Donnell, Price and Stamps.

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company for the period from February 25, 1993, the date of the Company's initial public offering, to December 31, 1996, with the cumulative total return on the NASDAQ-U.S. Index, the NASDAQ Computer Manufacturers Index and the NASDAQ Non-Financial Stock Index (assuming the investment of $100 in the Company's Common Stock, the NASDAQ-U.S. Index, the NASDAQ Computer Manufacturers Index and the NASDAQ Non-Financial Stock Index on February 25, 1993, and reinvestment of all dividends).

                                                                CRSP Index for
                                  Boca         CRSP Index for       NASDAQ       CRSP Index for
    Measurement Period          Research,       NASDAQ Stock    Non-Financial        NASDAQ
  (Fiscal Year Covered)           Inc.             Market           Stocks        Computer MFG
         2/25/93                  100               100              100              100
        12/31/93                   70               116              118               98
        12/30/94                   90               113              113              108
        12/29/95                  265               164              161              170
        12/31/96                  104               202              194              228

REPORT OF THE COMPENSATION COMMITTEE

  Overview

     The Compensation Committee of the Board of Directors is composed of three non-management directors, Messrs. O'Donnell, Price and Stamps. The Committee is responsible for setting the overall policies that govern the Company's executive compensation plan and seeks to provide executive compensation that will attract and retain talented executives.

  Compensation Principles

     The Company's Earnings Per Share (EPS) is the focal point and performance measure for the annual incentive plan. The executive compensation plan is fundamentally a pay for performance program which is designed to stimulate a sense of ownership, to reinforce the importance of teamwork and to provide rewards that are commensurate with the profitability of the Company. In essence, the plan is designed to reinforce the strategic goals of the Company and therefore is critical in promoting long-term shareholder value.

     To meet these objectives, the Company has a compensation program that provides a base salary, an annual cash incentive opportunity and long-term equity based compensation. Employees are eligible to receive the cash incentive and long-term equity based compensation only upon the Company's achievement of a significant increase in EPS growth. In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements, and considers compensation data developed by independent compensation consultants for companies in the computer manufacturing industry which are the Company's competitors for executive talent.

  Base Salaries

     Given the Company's emphasis on variable performance based compensation, the Company believes that base salaries for its top five executives, overall, are below market median levels according to a study performed by the Company's independent compensation consultant, KPMG Peat Marwick. Base salary levels are targeted at levels sufficient to attract and retain the highest quality executives, only when viewed in conjunction with the other elements of the executive compensation program.

     The Company continues in 1997 to link total management pay with company profitability. Increases in compensation will be earned solely on business success through the incentive bonus plan and stock option awards plan. Adjustments to base salaries will be made only on a exception basis to eliminate pay inequities.

  Annual Incentives -- Cash Bonuses

     All senior executives of the Company are eligible to participate in the annual incentive bonus plan. This plan is designed to recognize and reward senior executives for their contributions to the overall growth and profitability of the Company. The plan offers a downside since bonuses are not normally paid if the Company does not achieve the significant increase in EPS growth required by the plan. The total compensation for each member of the executive team, if the targets are not met, is then limited to the base salary, which is below the median for the group of comparable companies. Under this plan, members of senior management are eligible to earn significant rewards, but only as the Company becomes increasingly profitable.

     The plan is designed to offer higher than average rewards but only for considerably better than average performance which results in a significant increase in EPS growth. The executives have a predetermined payout as a percentage of base salary if certain levels of EPS are achieved. If the Company's actual EPS is below a threshold level, then awards, if any, may only be granted at the sole discretion of the Compensation Committee. Once the threshold level of performance is achieved, awards are earned up to a maximum amount. The actual payout will be determined by the Chief Executive Officer, in conjunction with the Compensation Committee, based on each executive's actual performance. However, the individual executive will not have his or her eligible incentive reduced to less than 50 percent of the award earned based on the level of EPS achievement.

     In light of the Company's financial results in 1996, no bonuses were paid to the Company's senior management since the Company did not achieve the EPS targets established under the plan.

  Long-term Equity Compensation -- Stock Options

     The Company adopted the 1992 Stock Option Plan to attract, retain and incentivize eligible key employees by encouraging and enabling them to obtain an equity interest in the Company, thereby aligning their interest with the long-term interest of the Company and its shareholders. The Stock Option Plan is a vehicle for recognizing the key influence that today's planning and strategic decision-making has on future profitability. The Compensation Committee supports the granting of stock options as a significant proportion of the compensation opportunity available to executives under the Company's compensation program.

     Stock options are generally granted at prices equal to the fair market value of the Common Stock on the date of grant. Therefore, any gain from the exercise of stock options will occur only when the price of the Company's Common Stock increases above the option grant price, which in turn reflects the creation of shareholder value. In 1996, the Compensation Committee granted stock options to the named executive officers as outlined in the Summary Compensation Schedule.

  Compensation -- Chief Executive Officer

     The Compensation Committee considers competitive marketplace compensation data paid to executives by other companies in setting the compensation of Mr. Zalenski. The Committee's annual objective in setting Mr. Zalenski's base salary is that it be close to the median of salaries paid to chief executive officers in peer companies and other high technology companies of approximately the same size as the Company. The annual incentive plan is designed to permit Mr. Zalenski, in a similar fashion to other executive officers, to earn substantial cash incentives, but only if targeted earnings per share goals are achieved. The Committee determines the performance objectives, specifically defining the significant EPS growth required and set forth in the annual incentive plan, as described herein. Finally, the Committee believes that stock options are a significant part of Mr. Zalenski's compensation package and has made grants of stock options to him to emphasize the importance of long-term shareholder value. In 1996, Mr. Zalenski was paid a base salary of $354,862. In addition, Mr. Zalenski was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $19.50 per share, the fair market value of the Common Stock on date of grant. The options were granted to Mr. Zalenski as a result of the Company meeting 1995 earnings per share goals established by the Compensation Committee.

                                            COMPENSATION COMMITTEE

                                            Joseph M. O'Donnell
                                            W. James Price
                                            E. Roe Stamps, IV

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners were complied with, except that three reports on Form 4 required to be filed by Anthony F. Zalenski in connection with the purchase of shares in 1996 were filed late.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Deloitte & Touche LLP as the independent public accountants for the Company for the year ended December 31, 1997. Deloitte & Touche LLP has acted in this capacity since 1991. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions.

                             SHAREHOLDERS PROPOSALS

     For the 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company not later than December 15, 1997.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that which is set forth herein. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy Card to vote proxies on such matters in accordance with their judgment.

                                            By Order of the Board of Directors

                                            Robert W. Federspiel, Secretary

Boca Raton, Florida
April 21, 1997

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                        1. Election of Directors.
----------------------------------                                                                        WITH-    FOR ALL
        BOCA RESEARCH, INC.                                         ROBERT W. FERGUSON          FOR       HOLD     EXEMPT
----------------------------------                                  GEORGE GAN CHEE WAI
                                                                     PATRICK J. KEENAN          [ ]        [ ]       [ ]
                                                                    JOSEPH M. O'DONNELL
                                                                      W. JAMES PRICE
                                                                    ANTHONY F. ZALENSKI

RECORD DATE SHARES:                                        If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s')
                                                           name(s). Your shares will be voted for the remaining nominee(s).

                                                        2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                                           Receipt is hereby acknowledged of the Notice of Annual Meeting of
                                                           Shareholders and the Proxy Statement and Annual Report furnished therewith.

                                                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                            -------------
Please be sure to sign and date this Proxy.  Date
---------------------------------------------------------  Mark box at right if an address change or comment has been [ ]
                                                           noted on the reverse side of this card.

     Shareholder sign here          Co-owner sign here
---------------------------------------------------------

DETACH CARD                                                         DETACH CARD

                              BOCA RESEARCH, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot which is discussed in detail in the enclosed proxy material.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 22, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boca Research, Inc.

                              BOCA RESEARCH, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 1997

The undersigned hereby appoints Anthony F. Zalenski and Robert W. Federspiel, or either of them, with power of substitution, Proxies to vote at the Boca Research, Inc. Annual Meeting of Shareholders on May 22, 1997, and any adjournments or postponements thereof, all shares of Common Stock of Boca Research, Inc. that the undersigned is entitled to vote at such meeting on matters which may properly come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Shareholders and the Proxy Statement.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR THE PROPOSAL ON THE REVERSE SIDE.

---------- PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY ----------
                           IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign, if a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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